Exhibit 99.1

Soligenix Awarded BARDA Contract Valued up to $26.3 Million for Advanced Development of OrbeShield™ in GI ARS

Princeton, NJ – September 19, 2013 – Soligenix, Inc. (OTCQB: SNGX) (Soligenix or the Company), a clinical stage biopharmaceutical company focused on developing products to treat inflammatory diseases and biodefense medical countermeasures (MCMs) where there remains an unmet medical need, announced today that it has been awarded a contract valued at up to $26.3 million by the US Department of Health and Human Service’s Biomedical Advanced Research and Development Authority (BARDA). The contract is for the advanced preclinical and manufacturing development of OrbeShield™ (oral beclomethasone 17,21-dipropionate or oral BDP) as a MCM for the treatment of gastrointestinal acute radiation syndrome (GI ARS).

The potential five year contract contains a two year base period, with two contract options that would extend the contract an additional three years. The total award will support the preclinical and manufacturing development activities necessary to successfully navigate and complete the FDA approval process for use of OrbeShield™ to treat GI ARS.

“Securing a highly competitive BARDA contract provides important recognition as to the innovative quality and potential therapeutic impact of our technology,” stated Christopher J. Schaber, PhD, President & Chief Executive Officer of Soligenix.  “This contract award provides the comprehensive funding necessary to continue development of OrbeShield™ while building upon the growing body of compelling scientific evidence supporting its use as a potential MCM for GI ARS.  We thank BARDA for their support and look forward to collaborating closely with them as we advance this technology.”

About GI ARS

ARS occurs after toxic radiation exposure and involves several organ systems, notably the bone marrow the GI tract and later the lungs.   In the event of a nuclear disaster or terrorist detonation of a nuclear bomb, casualties exposed to >2 Gy are at high risk for development of clinically significant ARS. Exposure to high doses of radiation exceeding 10-12 Gy causes acute GI injury which can result in death in 5-15 days.  The GI tract is highly sensitive due to the requirement for incessant proliferation of crypt stem cells and production of mucosal epithelium. The extent of injury to the bone marrow and the GI tract are the principal determinants of survival after exposure to TBI.  Although the hematopoietic syndrome can be rescued by bone marrow transplantation or growth factor administration, there is no established treatment or preventive measure for the GI damage that occurs after high-dose radiation. Therefore, there is an urgent need to develop specific MCMs against the lethal pathophysiological manifestations of radiation-induced GI injury.

About OrbeShield™

OrbeShield™ is formulated for oral administration in GI ARS patients as a single product consisting of two tablets; one tablet releases BDP in the proximal portions of the GI tract and the other tablet releases BDP in the distal portions of the GI tract.  BDP has been marketed in the US and worldwide since the early 1970s as the active pharmaceutical ingredient in inhalation products for the treatment of patients with allergic rhinitis and asthma. To date, oral BDP has been safely administered to more than 350 human subjects in multiple clinical studies.  Oral BDP is also being developed in other GI disorders characterized by severe inflammation such as pediatric Crohn’s disease, radiation enteritis and chronic Graft-versus-Host disease (cGVHD).

The FDA has cleared the Investigational New Drug (IND) application for OrbeShield™ for the mitigation of morbidity and mortality associated with GI ARS.  OrbeShield™ has also been granted Orphan Drug and Fast Track designations by the FDA for the prevention of death following a potentially lethal dose of total body irradiation during or after a radiation disaster.

About BARDA

The Biomedical Advanced Research and Development Authority within the Office of the Assistant Secretary for Preparedness and Response in the US Department of Health and Human Services, provides an integrated, systematic approach to the development and procurement of critical products needed for public health emergencies. In collaboration with the National Institutes of Health, Department of Homeland Security, and other federal agencies, BARDA plays a key role in the government’s efforts to develop MCMs needed to prevent or mitigate potential health effects from exposure to chemical, biological, radiological and nuclear (CBRN) agents and other terrorist threats. Support for OrbeShield™ product development is being provided under a CBRN program to advance technologies and products to treat acute radiation syndrome (ARS).  Funding for BARDA’s MCM development programs is authorized under the Pandemic and All Hazards Preparedness Act of 2006 (PAHPA) and reauthorized under the Pandemic and All Hazards Preparedness Reauthorization Act of 2013 (PAHPRA). Additional MCM programs are funded by BARDA under the Project BioShield Act of 2004.

About Soligenix, Inc.

Soligenix is a clinical stage biopharmaceutical company developing products to treat serious inflammatory diseases where there remains an unmet medical need, as well as developing several biodefense vaccines and therapeutics. Soligenix is developing proprietary formulations of oral BDP (beclomethasone 17,21-dipropionate) for the prevention/treatment of gastrointestinal disorders characterized by severe inflammation, including pediatric Crohn’s disease (SGX203), acute radiation enteritis (SGX201) and chronic Graft-versus-Host disease (orBec®), as well as developing its novel innate defense regulator (IDR) technology SGX942 for the treatment of oral mucositis.

Through its BioDefense Division, Soligenix is developing countermeasures pursuant to the Biomedical Advanced Research and Development Authority (BARDA) Strategic Plan of 2011-2016 for inclusion in the US government’s Strategic National Stockpile. Soligenix’s lead biodefense products in development are a recombinant subunit vaccine called RiVax™, which is designed to protect against the lethal effects of exposure to ricin toxin and VeloThrax™, a vaccine against anthrax exposure. RiVax™ has been shown to be well tolerated and immunogenic in two Phase 1 clinical trials in healthy volunteers. Both RiVax™ and VeloThrax™ are currently the subject of a $9.4 million National Institute of Allergy and Infectious Diseases (NIAID) grant supporting development of Soligenix’s new vaccine heat stabilization technology known as ThermoVax™.  Soligenix is also developing OrbeShield™ for the treatment of gastrointestinal acute radiation syndrome (GI ARS) under a $600,000 NIAID Small Business Innovation Research (SBIR) grant. OrbeShield™ has previously demonstrated statistically significant preclinical survival results in two separate canine GI ARS studies funded by the NIAID.  Recently, Soligenix announced a worldwide exclusive collaboration with Intrexon Corporation that will focus on the joint development of a treatment for Melioidosis, a high priority biothreat and an area of unmet medical need.

For further information regarding Soligenix, Inc., please visit the Company's website at www.soligenix.com.

This press release contains forward-looking statements that reflect Soligenix, Inc.'s current expectations about its future results, performance, prospects and opportunities, including but not limited to, potential market sizes, patient populations and clinical trial enrollment.  Statements that are not historical facts, such as "anticipates," "estimates," "believes," "intends," "potential," or similar expressions, are forward-looking statements.  These statements are subject to a number of risks, uncertainties and other factors that could cause actual events or results in future periods to differ materially from what is expressed in, or implied by, these statements.  Soligenix cannot assure you that it will be able to successfully develop, achieve regulatory approval for or commercialize products based on its technologies, particularly in light of the significant uncertainty inherent in developing vaccines against bioterror threats conducting preclinical and clinical trials of vaccines, obtaining regulatory approvals and manufacturing vaccines, that product development and commercialization efforts will not be reduced or discontinued due to difficulties or delays in clinical trials or due to lack of progress or positive results from research and development efforts, that it will be able to successfully obtain any further funding to support product development and commercialization efforts, including grants and awards, maintain its existing grants which are subject to performance, enter into any biodefense procurement contracts with the US Government or other countries, that it will be able to compete with larger and better financed competitors in the biotechnology industry, that changes in health care practice, third party reimbursement limitations and Federal and/or state health care reform initiatives will not negatively affect its business, or that the US Congress may not pass any legislation that would provide additional funding for the Project BioShield program.  These and other risk factors are described from time to time in filings with the Securities and Exchange Commission, including, but not limited to, Soligenix's reports on Forms 10-Q and 10-K.  Unless required by law, Soligenix assumes no obligation to update or revise any forward-looking statements as a result of new information or future events.

For more information regarding Soligenix, Inc., contact:

Joe Warusz, CPA
Acting Chief Financial Officer
(609) 538-8200 | www.soligenix.com